UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2017

JELD-WEN HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 S. Church Street, Suite 400 Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01. Other Events.

On February 6, 2017, JELD-WEN, Inc., a wholly owned subsidiary of JELD-WEN Holding, Inc. (the “Company”), prepaid $375 million of its approximately $1.6 billion term loan facility (the “Term Loan Facility”). The Company is guarantor under the Term Loan Facility. The Company will record interest expense of approximately $6.1 million due to the write-off of a portion of the original issue discount and unamortized debt issuance costs associated with the Term Loan Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2017		JELD-WEN HOLDING, INC.

	By:	/s/ Laura W. Doerre
Laura W. Doerre
Executive Vice President, General Counsel and Chief Compliance Officer